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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-113611) and Form S-8 (No. 333-116960, No. 333-116959, No. 333-105553, No. 333-97369, No. 333-63070, No. 333-42656, No. 333-04186 and No. 333-30111) of Conceptus, Inc. of our report dated March 30, 2005 relating to the financial statements, financial statement schedules, management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 30, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm